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                          LORD ABBETT GLOBAL FUND, INC.

                              ARTICLES OF AMENDMENT


     LORD ABBETT GLOBAL FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation (hereinafter called the "Articles"), as heretofore amended, are hereby further amended by: (i) changing the legal name for the existing Equity Series of the Corporation to the "Lord Abbett Global Equity Fund," its Class A, B and C shares now being Class A, B and C shares of the Lord Abbett Global Equity Fund; and (ii) changing the legal name for the existing Income Series of the Corporation to the "Lord Abbett Global Income Fund," its Class A, B and C shares now being Class A, B and C shares of the Lord Abbett Global Income Fund.

     SECOND: A majority of the entire Board of Directors of the Corporation on January 20, 1999, duly adopted resolutions approving the foregoing amendment to the Articles.

     THIRD: The amendment of the Articles set forth herein has been duly approved by the Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605 of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended from time to time.


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     IN WITNESS WHEREOF, Lord Abbett Global Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Assistant Secretary on March 2, 1999.


                                          LORD ABBETT GLOBAL
                                             FUND, INC.


                                          By:  /s/ Paul A. Hilstad
                                               ----------------------------
                                               Paul A. Hilstad
                                               Vice President and Secretary


WITNESS:


/s/ Thomas F. Konop
-------------------
Thomas F. Konop
Assistant Secretary


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     THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Global Fund,
Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                          /s/ Paul A. Hilstad
                                          ----------------------------
                                          Paul A. Hilstad
                                          Vice President and Secretary